Exhibit 23.1


                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-29315) and related Prospectus of Liberty Financial Companies, Inc. for the registration of 2,875,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements of Liberty Financial Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and included in the Registration Statement, and to the incorporation by reference of our report dated February 5, 1997, with respect to the related financial statement schedules included in its Annual Report (Form 10-K), and incorporated by reference in the Registration Statement, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP




Boston, Massachusetts
July 15, 1997